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                                                                    Exhibit 99.3




                          NOW OILFIELD SERVICES, INC.
                                WRITTEN CONSENT
                               OF SOLE  DIRECTOR


         The undersigned, being the Sole Director of the Board of Directors of NOW Oilfield Services, Inc., a Delaware corporation (the "General Partner"), hereby consents in writing to the taking of the following action and the adoption of the following resolutions without a meeting in accordance with
Section 141(f) of the General Corporation Law of the State of Delaware, such action and resolutions to have the same force and effect as if taken and adopted at a meeting of the General Partner's Board of Directors duly called and held for such purpose.

                 WHEREAS, National-Oilwell, L.P. (the "Partnership") maintains the National-Oilwell Retirement and Thrift Plan (the "Plan") for the benefit of eligible employees and retirees of the Partnership and related entities;

                 WHEREAS, it is desired to add common stock of National-Oilwell, Inc., $.01 par value ("National-Oilwell Stock"), as an investment option under the Plan, effective April 1, 1998 and to make certain other changes to the Plan to reflect the daily valuation of funds held under the Plan;

                 WHEREAS, the Partnership retains the right to amend the Plan from time to time; and

                 WHEREAS, the Board of Directors of the General Partner desires to approve the addition of National- Oilwell Stock as an investment option under the Plan.

                 NOW, THEREFORE, BE IT

                 RESOLVED, that the Plan shall be amended, effective April 1, 1998, to reflect (1) the addition of National-Oilwell Stock as an available investment option under the Plan, (2) compliance with section 404(c) of ERISA with respect to the portion of the Plan invested in National-Oilwell Stock, (3) designation of the Benefits Manager as the fiduciary to monitor confidentiality with respect to such compliance and to appoint an independent confidentiality fiduciary with respect to such compliance, as necessary and (4) the daily valuation of funds held under the Plan;

                 RESOLVED, that the proper officers of the General Partner and the Partnership be, and they hereby are, authorized and directed to take such actions, as they, in their sole judgment, deem necessary, appropriate or convenient to effectuate the foregoing resolutions, including without limitation: (1) to cause the preparation of the amendments to the Plan and/or related trust agreement to reflect the foregoing resolutions, including


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         amendments to the Plan and/or related trust to reflect the addition of the National-Oilwell Stock (including any amendments to the Plan and trust agreement that may be necessary or appropriate to comply with section 404(c) of ERISA, to reflect the appointment of an independent confidentiality fiduciary for section 404(c) compliance and to permit the purchase of National-Oilwell Stock for the Plan on the open market) and the daily valuation of funds held under the Plan; (2) to execute the foregoing amendment to the Plan and/or trust agreement;
         (3) to appoint an independent agent to make any open market purchases of National-Oilwell Stock for the Plan and execute any related agreement formalizing the terms and conditions of such appointment;
         (4) to assist in the preparation and distribution of a memorandum to participants in the Plan describing relevant provisions of such Plan; and (5) to cause the preparation and implementation of guidelines regarding the confidentiality requirements of section 404(c) of ERISA, the purchase and sale of National-Oilwell Stock for Plan purposes and the participation of individuals considered to be "insiders" within the meaning of section 16 of the Securities Exchange Act of 1934.

                 IN WITNESS WHEREOF, the undersigned has executed this Written Consent as of the 12th day of February, 1998.



                                        /s/ Steven W. Krablin
                                        ----------------------------------------
                                        Steven W. Krablin





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